                                                                  EXHIBIT 5

                               November 18, 1994



Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin  53202

Gentlemen:

      We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on or about November 18, 1994 (the "Registration Statement") relating to the issuance by you of up to 1,491,600 shares of Marshall & Ilsley Corporation ("M&I") common stock, $1.00 par value ("M&I Stock"). The M&I Stock is being registered in connection with the consolidation of the Bank of Burlington, a Wisconsin State bank, with and into M&I Interim Bank, a Wisconsin State bank which is a wholly-owned subsidiary of M&I, all in the manner set forth in the Registration Statement and the Prospectus/Proxy Statement included therein.

      We have examined: (a) the Prospectus/Proxy Statement and the Registration Statement, (b) M&I's Articles of Incorporation, as amended, and By-Laws, as amended, (c) certain resolutions of M&I's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

      Based upon the foregoing, we are of the opinion that M&I Stock, when issued as described in the Prospectus/Proxy Statement, will be duly authorized and validly issued, fully paid and non-assessable except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee; certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

Marshall & Ilsley Corporation
November 18, 1994
Page 2


      We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                    Very truly yours,



                                    GODFREY & KAHN, S.C.

PMK/ica